EXHIBIT 1
       1                      STATE OF DELAWARE
                                    [CREST]
                         OFFICE OF SECRETARY OF STATE

     I, MICHAEL HARKINS, SECRETARY OF STATE OF THE STATE OF DELAWARE DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF INCORPORATION OF CALIFORNIA COLA DISTRIBUTING COMPANY, INC. FILED IN THIS OFFICE ON THE TWENTY-FIRST DAY OF APRIL, A.D. 1989, AT 10 O'CLOCK A.M.


[SEAL OF THE DEPARTMENT OF STATE
OFFICE OF THE SECRETARY OF STATE
STATE OF DELAWARE]                      /S/Michael Harkin, Secretary of State
                                        Authentication:  12154076
739111012                               Date: 04/21/1989

CERTIFICATE OF INCORPORATION OF CALIFORNIA COLA DISTRIBUTING COMPANY, INC.

The undersigned incorporator hereby forms a corporation pursuant to the General Corporation Law of the State of Delaware.

ARTICLE I
NAME

The name of the Corporation is: CALIFORNIA COLA DISTRIBUTING COMPANY, INC.

ARTICLE II
Registered Office

The registered office of the Corporation in the State of Delaware is Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware, County of New Castle. The registered agent in charge thereof at such address is The Corporation Trust Company.

ARTICLE III
Purposes

The nature of the business and the objects and purposes proposed to be transacted, promoted, and carried on, are to do any or all things herein mentioned, as fully and to the same extent as natural persons might or could do, and in any part of the world, viz .:
"The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware".

ARTICLE IV
Capital Stock

The amount of the total authorized capital stock of this Corporation shall consist of One-Hundred Thousand Dollars ($100,000) divided into 100,000,000 shares of $.001 par value each. All shares shall be designated as Common Stock. Shareholders shall not have pre-emptive rights or be entitled to cumulative voting in connection with the shares of the Company's Common Stock.

ARTICLE V
Incorporated

The name and mailing address of the incorporator of the Company is:
A. O. Headman, Jr, 420 East South Temple, Suite 334 Salt Lake City, Utah 84111

ARTICLE VI
Board of Directors

The powers of the incorporator(s) shall terminate upon the filing of this Certificate of Incorporation, and the name and mailing address of the person to serve as director until the first annual meeting of stockholders or until successors are elected and qualify is:

Name of Director: A. O. Headman, Jr.
Mailing Address:  420 East South Temple Suite 334 Salt Lake City, UT 84111

The number of members of the Board of Directors shall be fixed from time to time by the Board of Directors. If any vacancy occurs, the remaining directors, by an affirmative vote of a majority thereof, may elect a director to fill the vacancy until the next annual meeting of stockholders.

ARTICLE VII
Certain Contracts

No contract or transaction between the Corporation and one or more of its directors or officers or between the Corporation and any other corporation, partnership, association, or other organization in which one or more of its directors or officers are directors or officers or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the board of committee thereof which authorizes the contract or transaction, or solely because his or their votes are counted for such purpose, if:

1. The material facts as to his interest and as to the contract or transaction are disclosed or are known to the Board of Directors or the Committee, and the Board or committee, in good faith, authorizes the contract or transaction by a vote sufficient for such purpose without counting the vote of the interested director or directors; or

2. The material facts as to his interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the stockholders; or

3. The contract or transaction is fair as to the Corporation as of the time it is authorized, approved, or ratified, by the Board of Directors, a committee thereof, or the stockholders.

Interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee which authorizes the contract or transaction.

ARTICLE VIII
Bylaws

The Board of Directors shall have the power to make, adopt, amend, or repeal the Bylaws of the Corporation.

ARTICLE IX
Indemnification

Section 1. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fee), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

2. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the Corporation unless and only to the extent that the Court of Chancery of the State of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery of the State of Delaware or such other court shall deem proper.

3. To the extent that any person referred to in paragraphs 1 and 2 of this
Article IX has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to therein or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

4. Any indemnification under paragraphs 1 and 2 of this Article IX (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in paragraphs 1 and 2 of this
Article IX. Such determination shall be made (a) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (b) if such quorum is not obtainable, or, even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (c) by the stockholders.

5. Expenses incurred in defending a civil or criminal action, suit or proceeding may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding as authorized by the Board of Directors in the specific case upon receipt of an undertaking by or on behalf of the director, officer, employee or agent to repay such amount unless it shall ultimately be determined that he is entitled to be indemnified by the Corporation as provided in this Article IX.

6. The indemnification provided by this Article IX shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under any statute, bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

7. The Corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of this Article IX.

8. For the purposes of this section, references to "the corporation" include all constituent corporations absorbed in a consolidation or merger as well as the resulting or surviving corporation so that any person who is or was a director, officer, employee or agent of such a constituent corporation or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise shall stand in the same position- under the provisions of this section with respect to the resulting or surviving corporation as he would if he had served the resulting or surviving corporation in the same capacity.


ARTICLE X
Stockholder Action by Consent

Any corporation action upon which a vote of stockholders is required or permitted may be taken without a meeting or vote of stockholders with the written consent of stockholders having not less than a majority of all of the stock entitled to vote upon the action if a meeting were held; provided, that in no case shall the written consent be by holders having less than the minimum percent of the vote required by statute for the proposed corporate action and provided that prompt notice be given to all stockholders of the taking of corporate action without a meeting and by less than unanimous written consent.

ARTICLE XI
Amendment

The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

The undersigned, for the purpose of forming a corporation under the laws of the State of Delaware, does make, file, and record this certificate, and does certify that the facts stated herein are true; and has executed this Certificate of Incorporation.

Dated: April 20, 1989
/S/A. O. Headman, Jr.

STATE OF UTAH      )
                   ss.
COUNTY OF SALT LAKE)

On the 20th day of April, 1989, personally appeared before me, A. O. Headman, Jr., who being by me first duly sworn, declared that he is the person who signed the foregoing document as an incorporator and that the statements therein contained are true.

IN WITNESS WHEREOF, I have hereunto set my hand and seal this day of April, 1989.

/S/Kristin Brown
NOTARY PUBLIC
Residing at Salt Lake City, UT
My Commission expires: November 1991

CERTIFICATE OF AMENDMENT TO THE CERTIFICATE OF INCORPORATION OF CALIFORNIA COLA DISTRIBUTING COMPANY, INC.

Pursuant to Section 242 of Title 8 of the General Corporation Law of the State of Delaware, the undersigned corporation hereby adopts the following Certificate of Amendment to its Certificate of Incorporation:

FIRST: The name of the corporation is California Cola Distributing Company,
Inc.

SECOND: The following amendment to the Certificate of Incorporation of California Cola Distributing Company, Inc. was duly adopted by the shareholders of the corporation at a meeting held October 1, 1992, in the manner prescribed by the General Corporation Law of the State of Delaware, to
Wit:

Article I - Name. The name of this corporation is REXFORD, INC.

THIRD: The number of shares of the Corporation outstanding at the time of the adoption of such amendments was 12,297,000 and the number entitled to vote thereon was 12,297,000.

FOURTH: The designation and number of outstanding shares of each class entitled to vote thereon as a class were as follows, to wit:

Class                             Number of Shares
-----                             ----------------
Common                            12,297,000

FIFTH: The number of shares voted for such amendments was 8,182,724, with 0 opposing and 575,711 abstaining.

SIXTH: This amendments does not provide for any exchange, reclassification or cancellation of issued shares.

SEVENTH: This amendments does not effect a change in the stated capital of the corporation.

IN WITNESS WHEREOF, the undersigned president and secretary, having been hereunto duly authorized, have executed the foregoing Certificate of Amendment to Certificate of Incorporation for the corporation this 1st day of October, 1992, under penalties of perjury that this instrument is the act of the corporation and the facts stated herein are true.

CALIFORNIA COLA DISTRIBUTING COMPANY, INC.


Attest: /S/Tom Sollami, Secretary           By: /S/Dennis Blomquist,
                                            President

                               [STATE OF UTAH]

                      OFFICE OF THE LIEUTENANT GOVERNOR

                        CERTIFICATE OF INCORPORATION
                                    OF
                         CHELSEA ENERGY CORPORATION

     I, David S. Monson, Lieutenant Governor of the State of Utah, hereby certify that duplicate originals of articles of incorporation for the incorporation of Chelsea Energy Corporation duly signed and verified pursuant to the provision of the Utah Business Corporation Act, have been received in my office and are found to conform to law.

     Accordingly, by virtue of the authority vested in me by law, I hereby issued this certificate of incorporation of Chelsea Energy Corporation and attach hereto a duplicate original of the articles of incorporation.

102251.

[The Great Seal of the State of Utah]

     In Testimony Whereof, I have hereunto set my hand and affixed the Great Seal of the State of Utah, at Salt Lake City, this 14th day of February 1983.

/S/ David S. Monson
-------------------
Lieutenant Governor

                         ARTICLES OF INCORPORATION
                                  OF
                        CHELSEA ENERGY CORPORATION

      We, the undersigned natural persons of the age of twenty-one years or more, acting as incorporators of a corporation under the Utah Business Corporation Act, adopt the following Articles of Incorporation for such corporation.

                               ARTICLE I
                                 Name

        The name of this corporation is Chelsea Energy Corporation.

                              ARTICLE II
                                Duration

                The duration of this corporation is perpetual.

                              ARTICLE III
                              Purpose

      The purpose or purposes for which this corporation is organized are:

      (a) To engage in any lawful act or activity for which the corporation may be organized under the general corporation law of Utah.

      (b) To establish and maintain a drilling business with authority to won and operate drilling rigs, machinery tools or apparatus as necessary in the boring or otherwise sinking of wells for the production of oil, gas or water; to construct or acquire by lease or otherwise and to maintain and operate pipelines for the convenience of oil and natural gas, oil storage tanks and reservoirs and tank care of all kinds, tank steamers and other vessels, warehouses, storage houses, loading racks and all the other convenient instrumentalities for the shipping and transportation of crude or refined petroleum or natural gas and other volitle solid or liquid mineral substances in any and all forms and to do each and every act necessary for the production of oil and gas or natural resource properties.

      (c)To do each and every thing necessary suitable or proper for the accomplishment of any of the purposes or the attainment of any one or more of the subjects herein enumerated or which at any time may appear conducive to or expedient for the protection or benefit of this corporation and to do said acts as fully and to the same extent as natural persons might or could do in any part of the world as principles, agents, partners, trustees or otherwise, either alone or in conjunction with any other person, association or corporation.

                             ARTICLE IV
                              Stock

      The Corporation shall have the authority to issue fifty million (50,000,000) shares of common stock with a par value of $.001 per share, all stock of the corporation shall be of the same class common and shall have the same rights and preferences, fully paid stock of this corporation shall not be liable to any further call or assessment.

                             ARTICLE V
                             Amendment

      These Articles of Incorporation may be amended by the affirmative vote of a majority of the shares entitled to vote on each such amendment.

                             ARTICLE VI
                         Shareholder Rights

      The authorized and treasury stock of this corporation may be issued at such time, upon such terms and conditions and for such consideration as the Board of Directors shall determine. Shareholders shall not have pre-emptive rights to acquire unissued shares of the stock of this corporation and cumulative voting is denied.

                          ARTICLE VII
                         Capitalization

      This corporation will not commence business until at least $1,000.00 has been received by it as consideration for the issuance of shares.

                         ARTICLE VIII
                    Initial Office and Agent

      The address of the initial registered office of the corporation is 1120 Canyon Road #1, Ogden, Utah 84404, and the name of the corporation's initial registered agent at such address is Elliott N. Taylor.

                         ARTICLE IX
                         Directors

      The number of Directors constituting the initial Board of Directors of this corporation is three. The names and addresses of persons who are to serve as directors until the first annual meeting of stockholders, or until their successors are elected and qualified are:

                                 Douglas P. Morris
                                 36755 Spanish Broom Drive
                                 Palm Dale, California 93550

                                 Elliott N. Taylor
                                 1120 Canyon Road #1
                                 Ogden, Utah 84404

                                 Kirk Ferguson
                                 615 East 3945 South
                                 Murray, Utah 84107

                         ARTICLE X
                       Incorporators

      The name and address of each incorporator is:

                                 Douglas P. Morris
                                 36755 Spanish Broom Drive
                                 Palm Dale, California 93550

                                 Elliott N. Taylor
                                 1120 Canyon Road #1
                                 Ogden, Utah 84404

                                 Kirk Ferguson
                                 615 East 3945 South
                                 Murray, Utah 84107

                         ARTICLE XI
           Common Directors - Transactions Between Corporations

      No contract or other transaction between this corporation and one or more of its directors or any other corporation, firm, association or entity in which one or more of its directors are directors or officers or are financially interested, shall be either void or voidable because of such relation or interest, or because such director or directors are present at the meeting of the Board of Directors, or a committee thereof which authorizes, approves or ratifies such contract or transaction, or because his or their votes are counted for such purpose if: (a) the fact of such relationship or interest is disclosed or known to the Board of Directors or committee which authorizes, approves, or ratifies this contract or transaction by vote or consent sufficient for the purpose without counting the votes or consents of such interested directors; or (b) the fact of such relationship or interest is disclosed or known to the shareholders entitled to vote and they authorize, approve , or ratify such contract or transaction by vote or written consent; or (c)the contract or transaction is fair and reasonable t the corporation.

      Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or committee thereof which authorizes, approves or ratifies such contract or transaction.

      DATED this 11th day of Feb., 1983

                                    /S/ Douglas P. Morris
                                    -----------------------------------
                                    /S/ Elliott N. Taylor
                                    -----------------------------------
                                    /S/ Kirk Ferguson
                                    -----------------------------------
STATE OF UTAH      )
COUNTY OF SALT LAKE)

      I hereby certify that on the 11th day of Feb., 1983, Douglas P. Morris, Elliott N. Taylor, and Kirk Ferguson personally appeared before me who, being by me first duly sworn, severally declared that they are the incorporators and that the statements therein contained are true.

      DATED this 11th day of February, 1983
My Commission Expires:             /S/ [Sic]?
      2-18-84                      -------------------------------------
                                   NOTARY PUBLIC

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CERTIFICATE OF OWNERSHIP AND MERGER CHELSEA ENERGY CORPORATION A UTAH
CORPORATION INTO CALIFORNIA COLA DISTRIBUTING COMPANY, INC. A DELAWARE CORPORATION (Pursuant to the General Corporation Law of the State of Delaware)

  Certificate of Ownership and Merger dated May 11, 1989, executed by Chelsea Energy Corporation, a Utah corporation, hereinafter referred to as the "Utah Corporation," and California Cola Distributing Company, Inc., a Delaware corporation, hereinafter referred to as the "Delaware Corporation" and/or "Surviving Corporation".

  The Utah Corporation and the Delaware Corporation do hereby certify:

1. The Utah Corporation Organized Pursuant to Utah Law. The Utah Corporation was organized pursuant to the Corporation Law of the State of Utah on February 14, 1983, which law permits the merger of a Utah corporation with a corporation organized under the laws of another state.

2. Ownership of the Delaware Corporation Shares. The Utah Corporation owns all of the issued and outstanding shares of the Delaware Corporation, a corporation incorporated in April 27, 1989, pursuant to General Corporation Law of the State of Delaware.

3. Director Approval and Resolutions of the Utah Corporation. On April 27, 1989, the directors of the Utah Corporation duly adopted, by the unanimous written consent of its members, filed with the minutes of the board, the following resolutions:

  RESOLVED, that the Utah Corporation shall merge, and it does hereby merge itself into the Delaware Corporation, its wholly owned subsidiary which assumes all of the obligations of the Utah Corporation. Be it

  FURTHER RESOLVED, that the merger shall be effective upon filing a Certificate of Ownership and Merger with the Secretary of State of Delaware. Be it

  FURTHER RESOLVED, that the terms and conditions of the merger are as set forth in the Plan and Agreement of Merger attached hereto and by this reference made a part hereof. Be it

  FURTHER RESOLVED, that the proper officers of the Utah Corporation be, and they hereby are, directed to make and execute a Certificate of Ownership and Merger setting forth a copy of the resolutions to merge itself into the Delaware Corporation and to cause the same to be filed with the Secretary of State of Delaware and a certified copy recorded in the Office of the Recorder of deeds of New Castle County and to do all acts and things whatsoever, whether within or without the State of Delaware, which may be necessary or proper to effect said merger.

4. Shareholder Vote. On May 11, 1989, at a special meeting of shareholders of the Utah Corporation, held pursuant to twenty (20) day notice to shareholders of record, at which a quorum was present in person or by proxy, the majority of the shareholders of the Utah Corporation approved the Plan and Agreement of Merger.

5. Separate Existence; Surviving Corporation. At the effective time of the merger, the separate existence of the Utah Corporation shall cease and the Utah Corporation shall be merged in accordance with the applicable provision of the Utah Business Corporations Act and the General Corporation Law of Delaware, into the Delaware Corporation, which shall be the Surviving Corporation.

6. Governing Law. The laws which are to govern the Surviving Corporation, the Delaware Corporation, are the laws of the State of Delaware. The Certificate of Incorporation of the Delaware Corporation shall be the Certificate of Incorporation of the Surviving Corporation, the Delaware Corporation, until the same shall be altered or amended in accordance with the laws of the State of Delaware.

7. Directors and Officers. The directors and officers of the of the Surviving Corporation and shall be as follows:

Richard D. Salamida     President
Claudia Lipp            Vice President/Secretary
Theodore Kalil          Vice President/CFO/Treasurer

8. Effect of Merger. At the effective time of the merger, the Surviving Corporation, the Delaware Corporation, shall retain or succeed to, without other transfer, and shall possess and enjoy all rights, privileges, immunities, powers, purposes, and franchises and be subject to all the restrictions, disabilities and duties of each corporation. All property, both real and personal, tangible, and intangible and all debts due to either corporation shall be vested in the Surviving Corporation. All debts, liabilities, and duties of either corporation shall be the responsibility of and enforceable against the Surviving Corporation as if said debts, liabilities, and duties had been incurred or contracted by the Surviving Corporation.

  IN WITNESS WHEREOF, this Certificate has been signed by each of the Corporations which are the parties hereto this 11th day of May, 1989.

CALIFORNIA COLA DISTRIBUTING COMPANY, INC., a Delaware corporation By /S/ Kirk Ferguson, Vice President

By  F. Phil Palmer, Secretary

CHELSEA ENERGY CORPORATION, a Utah corporation
By /S/ Kirk Ferguson, Vice President

By  F. Phil Palmer, Secretary

State of Utah)
County of Salt Lake)ss:

  On the 11th day of May, 1989, personally appeared before me, a Notary Public, Kirk Ferguson, the vice president of Chelsea Energy Corporation, a Utah corporation, and California Cola Distributing Company, Inc., a Delaware corporation, who duly acknowledged to me that they executed this Agreement pursuant to a Resolution of the Board of Directors of said corporations and shareholder approval thereof.

/S/ A.O. Headman, Notary Public
Residing at Salt Lake
My Commission Expires: 3/21/91

ARTICLES OF MERGER OF CHELSEA ENERGY CORPORATION a Utah Corporation into CALIFORNIA COLA DISTRIBUTING COMPANY, INC. a Delaware Corporation

  Pursuant to the provisions of Section 16-10-72 of the Utah Business Corporation Act, Chelsea Energy Corporation, a Utah Corporation (hereafter the "Utah Corporation"), and California Cola Distributing Company, Inc., a Delaware Corporation, (hereafter "Surviving Corporation" or the "Delaware Corporation"), adopt the following Articles of Merger for the purpose of merging the Utah Corporation into the Delaware Corporation.

W I T N E S S E T H:

                                     I
                              PLAN OF MERGER

  Pursuant to these Articles of Merger, it is intended and agreed that the Utah Corporation will be merged into the Delaware Corporation and the Delaware Corporation shall be the Surviving Corporation. The name of the Surviving Corporation shall be California Cola Distributing Company, Inc. The terms, conditions, and understandings of the merger are set forth in the Plan and Agreement of Merger between the Delaware Corporation and the Utah Corporation, dated as of April 27, 1989, a copy of which is attached hereto as Exhibit "A" and incorporated herein by this reference.

                                     II
                    ARTICLES OF INCORPORATION AND BYLAWS

  On the consummation of the merger, the Articles of Incorporation and Bylaws of the Surviving Corporation shall be the Articles of Incorporation and Bylaws of the Delaware Corporation.

                                    III
        AUTHORIZED AND OUTSTANDING SHARES OF THE UTAH CORPORATION

  The Utah Corporation has 50,000,000 shares of voting Common Stock, par value $.001, authorized, of which 4,047,000 are issued and outstanding. Each of the common shares is entitled to one vote.


                                    IV
       AUTHORIZED AND OUTSTANDING SHARES OF THE DELAWARE CORPORATION

  The Delaware Corporation has 100,000,000 shares of Common Stock, $.001 par value, authorized, of which 10,000 shares are issued and outstanding. Each share is entitled to one vote.

                                     V
              APPROVAL BY SHAREHOLDERS OF THE UTAH CORPORATION

  Of the 4,047,000 issued and outstanding shares of the Utah Corporation entitled to vote on the Plan and Agreement of Merger, a total of -------- of such shares were voted in favor of entering into the Plan and Agreement of Merger, with shares of Common Stock of the Utah Corporation dissenting. Such shares were voted individually and not as a class.

                                    VI
           APPROVAL BY SHAREHOLDERS OF THE DELAWARE CORPORATION

  All 10,000 shares of Common Stock of the Delaware Corporation were voted in favor of entering into the Plan and Agreement of Merger with no shares of Common Stock of the Delaware Corporation dissenting. Such shares were voted individually and not as a class.

                                    VII
                UNDERTAKINGS OF THE DELAWARE CORPORATION

  A. The Delaware Corporation hereby agrees that it may be served with process in the State of Utah in any proceeding for the enforcement of any obligation of the Utah Corporation and in any proceeding for the enforcement of the rights of any dissenting shareholder of the Utah Corporation against the Delaware Corporation.

  B. The Delaware Corporation hereby irrevocably appoints the Secretary of State of the State of Utah its agent to accept service of process in any proceeding referred to in paragraph "A" above.

  C. The Delaware Corporation will promptly pay to the dissenting shareholders of the Utah Corporation, the amount, if any, to which they shall be entitled under the provisions of the Utah Business Corporation Act with regard to the rights of dissenting shareholders.

  IN WITNESS WHEREOF, the undersigned corporations, acting by their respective presidents and secretaries, have executed these Articles of Merger on the 11th day of May, 1989.

Attest:                               California Cola Distributing
                                       Company, Inc., a Delaware corporation


F. Phil Palmer Secretary              By: /S/ Kirk Ferguson, Vice President

Attest:                               CHELSEA ENERGY CORPORATION, a Utah
                                       corporation


F. Phil Palmer Secretary              By: /S/ Kirk Ferguson, Vice President


State of Utah)
County of Salt Lake)ss:

  On the 11th day of May, 1989, personally appeared before me, a Notary Public, Kirk Ferguson, the vice president of Chelsea Energy Corporation, a Utah corporation, and California Cola Distributing Company, Inc., a Delaware corporation, who duly acknowledged to me that they executed this Agreement pursuant to a Resolution of the Board of Directors of said corporations and shareholder approval thereof.

/S/ A.O. Headman, Notary Public
Residing at Salt Lake
My Commission Expires: 3/21/91
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PLAN AND AGREEMENT OF MERGER BETWEEN CALIFORNIA COLA DISTRIBUTING COMPANY,
INC. (a Delaware corporation) and CHELSEA ENERGY CORPORATION (a Utah corporation)

  This Plan and Agreement of Merger made and entered into this 27th day of April, 1989, by and between California Cola Distributing Company, Inc., a Delaware corporation (herein sometimes referred to as the "Delaware Corporation" or "Surviving Corporation"), and Chelsea Energy Corporation, a Utah corporation (herein sometimes referred to as the "Utah Corporation"), said corporations hereinafter sometimes referred to jointly as the "Constituent Corporations."

W I T N E S S E T H:

  WHEREAS, the Delaware Corporation is a corporation organized and existing under the laws of the State of Delaware, its Certificate of Incorporation was filed in the office of the Secretary of State of the State of Delaware and recorded in the office of the recorder of deeds for the County of New Castle in the said state and the registered office of the Delaware Corporation being located at Corporation Trust Center, 1209 Orange, in the City of Wilmington, County of New Castle, and the name of its registered agent in charge thereof is "The Corporate Trust Company"; and

  WHEREAS, the total number of shares of stock which the Delaware Corporation has authority to issue is 100,000,000 of which 10,000 shares are now issued and outstanding, all of which are owned by the Utah Corporation; and WHEREAS, the sole purpose of the merger agreed to herein is to change the domicile of the Utah Corporation to Delaware; and

  WHEREAS, the Utah Corporation is a corporation organized and existing under the laws of the State of Utah, its Articles of Incorporation having been filed in the office of the Secretary of State of the State of Utah on the 14th day of February, 1983, and a Certificate of Incorporation having been issued by said Secretary of State on that date; and

  WHEREAS, the aggregate number of shares which the Utah Corporation has authority to issue is 50,000,000 of which 4,047,000 shares are presently issued and outstanding and entitled to vote on the Plan and Agreement of Merger; and

  WHEREAS, the Board of Directors of each of the Constituent Corporations deems it advisable that the Utah Corporation be merged into the Delaware Corporation on the terms and conditions hereinafter set forth, in accordance with the applicable provisions of the statutes of the States of Delaware and Utah respectively, which permit such merger;

  NOW THEREFORE, in consideration of the premises and of the agreements, covenants and provisions hereinafter contained, the Delaware Corporation and the Utah Corporation, by their respective Boards of Directors have agreed and do hereby agree, each with the other as follows:

                                 ARTICLE I

  The Utah Corporation and the Delaware Corporation shall be merged into a single corporation, in accordance with applicable provisions of the laws of the State of Utah and of the State of Delaware, by the Utah Corporation merging into the Delaware Corporation, which shall be the Surviving Corporation. Such merger shall be effective upon the recording of a Certificate of Ownership and Merger with the Secretary of State of Delaware.

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                                ARTICLE II

  Upon the merger becoming effective as provided by the applicable laws of the State of Utah and of the State of Delaware (the time when the merger shall so become effective being sometimes herein referred to as the "effective date of the merger");

  1. The two Constituent Corporations shall be a single corporation, which shall be the Delaware Corporation as the surviving corporation, and the separate existence of the Utah Corporation shall cease except to the extent provided by the laws of the State of Utah applicable to a corporation after its merger into another corporation.

  2. The Delaware Corporation shall thereupon and thereafter possess all the rights, privileges, immunities and franchises, of a public or a private nature, of each of the Constituent Corporations. All property, real or personal, and all debts due on whatever account, including subscriptions to shares, and all other chooses in action, and all and every other interest of, or belonging to, or due to each of the Constituent Corporations, shall be taken and deemed to be vested in the Surviving Corporation without further act or deed; and the title to all real estate, or any interest therein, vested in either of the Constituent Corporations shall not revert or be in any way impaired by reason of the merger.

  3. The Delaware Corporation shall thenceforth be responsible and liable for all of the liabilities and obligations of each of the Constituent Corporations. Any claim existing or action or proceeding pending by or against either of the Constituent Corporations may be prosecuted to judgment as if the merger had not taken place, or the Surviving Corporation may be substituted in its place, and neither the rights of creditors nor any liens upon the property of either of the Constituent Corporations shall be impaired by the merger.

  4. The aggregate amount of the net assets of the Constituent Corporations which was available for the payment of dividends immediately prior to the merger, to the extent that the value thereof is not transferred to stated capital by the issuance of shares or otherwise, shall continue to be available for the payment of dividends by the Surviving Corporation.

  5. The Bylaws of the Delaware Corporation as existing and constituted immediately prior to the effective date of merger shall be and constitute the bylaws of the Surviving Corporation.

  6. The Board of Directors, and the members thereof, and the officers, of the Delaware Corporation or Surviving Corporation shall be as follows: Richard D. Salamida - President; Claudia Lipp - Vice President/Secretary; and Theodore Kalil - Treasurer/ Director, shall be and constitute the Board of Directors, and the members thereof, and the officers of the Surviving Corporation.

                               ARTICLE III

  The Certificate of Incorporation of the Delaware Corporation shall not be amended in any respect, by reason of this Plan and Agreement of Merger, and said Certificate of Incorporation, as filed in the office of the Secretary of State of the State of Delaware, shall constitute the Certificate of Incorporation of the Surviving Corporation, until further amended in the manner provided by law.




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                                ARTICLE IV

  The manner and basis of converting the shares of each of the Constituent Corporations into shares of the Surviving Corporation is as follows:

  1. The 10,000 shares of stock of the Delaware Corporation now owned and held by the Utah Corporation shall be canceled and no shares of stock of the Delaware Corporation shall be issued in respect there, and the capital of the Delaware Corporation shall be deemed to be reduced by the amount of Four Hundred Twenty Five Dollars ($425) the amount represented by said 10,000 shares of stock.

  2. Each share of the Utah Corporation shall be converted into one fully paid and nonassessable share of capital stock of the Delaware Corporation.

  After the effective date of the merger, each owner of an outstanding certificate or certificates theretofore representing shares of the Utah Corporation shall be entitled, upon surrendering such certificate or certificates to the Surviving Corporation, to receive in exchange therefor a certificate or certificates representing the number of shares of stock of the Surviving Corporation into which the shares of the Utah Corporation theretofore represented by the surrendered certificate or certificates shall have been converted as hereinbefore provided. Until so surrendered, each outstanding certificate which, prior to the effective date of the merger, represented shares of the Utah Corporation shall be deemed, for all corporate purposes, to represent the ownership of the common stock of the Surviving Corporation on the basis hereinbefore provided.

                                  ARTICLE V

  The Utah Corporation shall pay all expenses of carrying this agreement of merger into effect and accomplishing the merger herein provided for.

                                 ARTICLE VI

  If at any time the Surviving Corporation shall consider or be advised that any further assignment or assurance in law is necessary or desirable to vest in the Surviving Corporation the title to any property or rights of the Utah Corporation, the proper officers and directors of the Utah Corporation shall, and will execute and make all such proper assignments and assurances in law and do all things necessary or proper to thus vest such property or rights in the Surviving Corporation, and otherwise to carry out the purposes of this Plan and Agreement of Merger.

                                 ARTICLE VII

  This Plan and Agreement of Merger has been submitted to and approved by the shareholders of each of the Constituent Corporations, as provided by law, and shall take effect upon the filing of the Certificate of Ownership and Merger with the Secretary of State of the State of Delaware. Anything herein or elsewhere to the contrary notwithstanding, this Plan and Agreement of Merger may be abandoned by either of the constituent corporations by an appropriate resolution of its board of directors at any time prior to its approval or adoption by the shareholders and stockholders thereof, or by the Mutual consent of the Constituent Corporations evidenced by appropriate resolutions of their respective boards of directors, at any time prior to the effective date of the merger.




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  IN WITNESS WHEREOF, the Delaware Corporation and the Utah Corporation,
pursuant to the approval and authority duly given by resolutions adopted by their respective boards of directors have caused this Plan of Agreement of Merger to executed by the President and Attested by the secretary of each party hereto, and the corporate seal affixed.

CALIFORNIA COLA DISTRIBUTING COMPANY, INC., a Delaware corporation

By /S/ Kirk Ferguson, Vice President

By  Phil Palmer, Secretary

CHELSEA ENERGY CORPORATION, a Utah corporation

By /S/ Kirk Ferguson, Vice President

By  Phil Palmer, Secretary


State of Utah)
County of Salt Lake)ss:

  On the 27th day of April, 1989, personally appeared before me, a Notary Public, Kirk Ferguson, the vice president of Chelsea Energy Corporation, a Utah corporation, and California Cola Distributing Company, Inc., a Delaware corporation, who duly acknowledged to me that they executed this Agreement pursuant to a Resolution of the Board of Directors of said corporations and shareholder approval thereof.

/S/ A.O. Headman, Notary Public
Residing at Salt Lake
My Commission Expires: 3/21/91